Exhibit 10.16

Amendment No. 8

to

Technical Services Agreement

This Amendment no. 8 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (‘‘Sun Country”) dated October 8,2003, (the “Agreement”), shall be effective as of the 1st day of May, 2009 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for changes in aircraft that are covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.	The Agreement is hereby amended to remove the following aircraft tail number (the “Removed Aircraft”) effective as of the 1st day of May, 2009 so that it is no longer covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
N808SY	B737-8BK	S/N 33021	Mar 2005	CFM56-7B27

All amounts due for the Removed Aircraft up to its effective removal date shall be paid to Delta within thirty (30) days of the effective removal date.

3.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.
DBA Sun Country Airlines

By:	/s/ Tony Kubit	By:	/s/ Jack Turnbill
Name:	Tony Kubit	Name:	Jack Turnbill
Title:	Director of Engineering	Title:	Vice President of Technical Sales